Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into as of January     , 2013 by and between Quantum Fuel Systems Technologies Worldwide, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), on the one hand, and each Person set forth on the signature page hereto as a “Purchaser” hereunder (each a “Purchaser” and collectively the “Purchasers”), on the other hand.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company in a PIPE Transaction as set forth herein;

NOW THEREFORE, in consideration of the foregoing premise and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1. Incorporation by Reference; Definitions.

(a)

Incorporation. This Agreement incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled GTC 8-11 (General Terms and Conditions) available and accessible at www.pipefund.com (“PST Document GTC”); provided, however, that to the extent any of the terms, conditions or provisions of this Agreement (without such incorporation) contradict or conflict with the terms, conditions or provisions of PST Document GTC, this Agreement shall control.

(b)

Defined Terms. Each initially capitalized term used but not defined in this Agreement (including PST Document GTC as incorporated herein pursuant to the preceding Section), and each initially capitalized term used but not defined in any other Transaction Document, shall have the meaning ascribed thereto in the PipeFund Services Organization Standard Transaction Document labeled DEF 8-11 (Definitions) available and accessible at www.pipefund.com. In addition:

“Eligible Market” shall include the OTC Bulletin Board.

“Recent Reports” shall include the Company’s most recent definitive proxy statement.

2. Securities. The Company agrees to issue and sell, and each Purchaser agrees to purchase, severally and not jointly, in consideration for payment by such Purchaser of its Subscription Amount indicated on such Purchaser’s signature page hereto, upon the terms and conditions contained in this Agreement, the following Securities:

(a)

Notes. An OID Bridge Note Due December 31, 2013 of the Company, in the form attached hereto as Exhibit A, with an aggregate original principal amount equal to 120% of such Purchaser’s Subscription Amount (and an aggregate original principal amount equal to $1,800,000 under all the Notes).

(b)

Warrants. A 5 1/2-year Warrant, in the form attached hereto as Exhibit B, to purchase such number of Warrant Shares as is equal to such Purchaser’s Subscription Amount divided by $1.00, having an initial exercise price equal to $1.00 (with an aggregate number of Warrant Shares under all Warrants equal to 1,500,000 shares).

(c)

Additional Warrants. An additional 5 1/2-year Warrant (“Additional Warrant”), in the form attached hereto as Exhibit B, to purchase such number of Warrant Shares as is equal to one-third ( 1/3) of the number of Warrant Shares underlying such Purchaser’s Warrant issued under Section 2(b) above (with an aggregate number of Warrant Shares under all Additional Warrants equal to 500,000 shares), provided that (i) such Additional Warrants shall be issued only if any Notes remain outstanding on July 2, 2013, (ii) the Exercise Period (as defined in the Additional Warrants) shall commence on January 2, 2014 and terminate on January 2, 2019, and (iii) the Exercise Price under the Additional Warrants shall be the greater of (A) $0.01 above the consolidated closing bid price of the Common Stock on the Principal Market on July 1, 2013, and (B) the Floor Price (as defined in the Warrants). No additional consideration shall be payable by the Purchasers in connection with the Additional Warrants, and the Additional Warrants shall be issued and dated as of July 2, 2013 and be executed and delivered to the Purchasers on or before July 9, 2013.

3. Purchase Price; Form of Payment; Closing. The aggregate Subscription Amount for the Notes and Warrants to be purchased by the Purchasers hereunder shall be $1,500,000 (which shall also constitute the consideration for the Additional Warrants if such Additional Warrants are issued pursuant to the terms hereof). At Closing, each Purchaser shall pay such Purchaser’s Subscription Amount by wire transfer in immediately available funds to the Company. There shall not be any Escrow Agreement for the Transactions nor any Funds Escrow Agent or Documents Escrow Agent, provided that the original Notes and Warrants shall be delivered to Peter J. Weisman, P.C., counsel to Gemini Master Fund, Ltd. (“Gemini”), to be held in escrow pending the Company’s receipt of each respective Purchaser’s wire transfer. The Legal Opinion deliverable pursuant to Section 2.3(a)(viii)(B) of PST Documents GTC may be issued and delivered by inside counsel to the Company instead of independent counsel.

4. Expenses. The Company shall pay a non-refundable, non-accountable sum equal to $25,000 as and for the legal fees incurred by the Purchasers in connection with the negotiation, preparation and execution of the Transaction Documents, which amount has already been paid. Gemini shall be responsible for all PipeFund expenses.

5. Company Address for Notices:

Quantum Fuel Systems Technologies Worldwide, Inc.

25242 Arctic Ocean Drive

Lake Forest, California 92630

Attn: CFO

Facsimile: 949-399-4567

Email: btimon@qtww.com

6. Modifications and Additional Terms.

(a)

Piggy-Back Registration Rights Only. Sections 6.1 through 6.3 of PST Document GTC are hereby deleted such that the Purchasers shall not have the registration rights set forth therein, but shall have the piggy-back registration rights with respect to the Warrant Shares

(including the Warrant Shares underlying the Additional Warrants) as set forth in Section 6.4 thereof

(b)

Subsidiaries. The Company represents and warrants that, other than Schneider Power Inc., a wholly-owned subsidiary of the Company (“Schneider”) and SPI Providence Bay Inc. and Zephyr Farms Limited, each a wholly-owned subsidiary of Schneider, it has no direct or indirect Subsidiaries which possess any significant amount of assets or engage in any significant operations, and the Company does not intend to transfer any material amount of assets to any of such other Subsidiaries (except as set forth below). Without limiting the foregoing (a) the Company represents and warrants that (i) Quantum Solar Energy, Inc., a Nevada corporation, is currently inactive and possesses no assets, and (ii) Schneider, together with its direct and indirect subsidiaries, predominantly engages in the business of owning, developing and operating wind farms and all of its assets are related thereto, and (b) the Company shall not transfer to Schneider (or any of its direct or indirect subsidiaries) any assets other than up to a maximum amount of $50,000 in cash in the aggregate in any month as may be necessary for Schneider and its subsidiaries to meet its current expenses. In the event that the Company acquires or establishes any new Subsidiaries at any time that any Notes are outstanding, the Company shall promptly cause each such Subsidiary to execute and deliver to the Purchasers a guaranty in form and substance reasonably acceptable to the Purchasers, whereby such Subsidiary guarantees all the Company’s obligations under the Notes and other Transaction Documents.

(c)

No Liquidated Damages. Purchasers acknowledge and agree that notwithstanding anything contained in the PST Document GTC to the contrary under no circumstance whatsoever shall the Company be obligated or required to pay to Purchasers any Liquidated Damages. Accordingly, the Parties agree that:

(i)

The last sentence of Section 4.7(a) (Public Information) of PST Document GTC is hereby deleted. Such Section 4.7(a) shall be further amended to insert the words “use its best efforts to” between the words “shall” and “timely” in the first sentence thereof.

(ii)	Section 4.15(c) is deleted in its entirety.

(iii)	The first sentence of Section 5.2(d) (Failure to Deliver Shares) of PST Document GTC is hereby deleted.

(iv)	The last two sentences of Section 5.5 are deleted.

(v)	The last sentence of Section 6.6 (Listing) of PST Document GTC is hereby deleted.

(vi)

In the second sentence of Section 7.17(a) (Remedies) of PST Document GTC, the clause “Liquidated Damages and” shall be deleted and the following proviso shall be added to the end of such sentence: “provided, however, that to the extent any Purchaser is entitled and elects to receive Liquidated Damages as a remedy for any breach of any Transaction Document, such Liquidated Damages shall be such Purchaser’s sole remedy for such breach.”

(vii)	The third sentence of Section 7.17(c) (Liquidated Damages Payments) of PST

Document GTC is hereby deleted.

(d)	Stock Splits. Section 4.14 of PST Document GTC is hereby deleted.

(e)	Additional Modifications to PST Document GST

(i)

Section 2.3(a)(viii)(E) is amended by (i) deleting the requirement to provide a certificate of good standing in each jurisdiction in which the Company is qualified to do business and (ii) by replacing “10 Business Days” with “21 Business Days.”

(ii)	Section 3.1(c) is amended to read “Except as set forth in the Disclosure Schedule…”

(iii)	Section 3.4. All references in Section 3.4 to the word “Subsidiary” or “Subsidiaries” are changed to “Significant Subsidiary” or “Significant Subsidiary,” as applicable.

(iv)	The third sentence in Section 3.4(f) is revised to read as follows:

“The Company’s Recent Reports disclose (i) all outstanding options, warrants, calls, scrip, securities, rights and obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company, directly or indirectly, any shares of capital stock of the Company, and (ii) all contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to directly or indirectly issue additional shares of capital stock of the Company.”

(v)	Subpart (D) of Section 3.4(j)(iv) is revised to read as follows:

“(D) made capital expenditures in any material amount, individually or in the aggregate, not contemplated in the Company’s Recent Reports.”

(vi)	The second sentence of Section 3.4(q) is amended by adding “that is material to the Company’s or the Significant Subsidiaries respective businesses” after the word “assets” and before the word “is.”

(vii)	Clause (ii) of Section 3.4(t) is revised by adding “or accrued” after the first parenthetical.

(viii)	Section 3.4(u) is amended by adding “to the Company’s knowledge” after the word “and” and before the word “none” in the fifth line.

(ix)	The first two sentence of Section 3.4(v) are deleted.

(x)	Section 3.4(y) is amended by adding the words “or policies” after the word “authorization” in each instance it appears.

(xi)	Section 3.4(cc) is hereby amended and restated in its entirety as follows:

“(cc) Integration. None of the Company, any Affiliate of the Company, or, to the Company’s knowledge, any Person acting on behalf of the Company or any such Affiliate, has directly or indirectly offered or sold any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Securities to be integrated with any prior or current offerings of securities by the Company for purposes of the Securities Act (including any interpretations thereof by the Commission) or any applicable stockholder approval requirements under the rules or regulations of the Principal Market such that the Offering would not be exempt from registration under the Securities Act or would require stockholder approval under the rules of regulations of the Principal Market as currently in effect.

(xii)	Section 3.4(gg) is amended by adding “or has accrued a liability for the amount of any unpaid fees” after the word “lawyers” at the end of the first sentence.

(xiii)	Section 3.4(ii) is amended by replacing “Form S-1 or Form F-1” with “Form S-3 or Form F-3.”

(xiv)	Clause (b) of Section 4.2(b) is amended and restated in its entirety as follows:

“, or (b) if, as a result of such integration, Stockholder Approval would be required.”

(xv)	Section 4.7(a) is amended by adding the words “use its best efforts” after the word “shall” where it first appears.

(xvi)	The last line of Section 4.13 is amended by adding the words “in any material respect” after the words “Transaction Documents.”

(xvii)	In Section 5.1, the second sentence shall be amended and restated as follows:

“In connection with any transfer of Securities of Underlying Shares other than (a) pursuant to an effective Registration Statement or Rule 144(b)(1), (b) to the Company or to an affiliate of the Purchaser (that does not constitute a change in beneficial ownership), or (c) in connection with a pledge as contemplated in Section 5.3 below, the Company may require the transferor thereof to provide the Company with a legal opinion, in form and substance reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.”

(xviii)

In Section 5.2(a), “Rule 144” is replaced with “Rule 144(b)(1),” and in Section 5.2(b), legend removal is subject to the Holder not being an Affiliate, and any opinion of counsel required before completion of the one year holding period under Rule 144 may require the Holder to represent to the Company in writing that it will sell such shares only in compliance with Rule 144 or Section 4(1) of the Securities Act if such shares are not registered for resale under the Securities Act.”

(xix)	The last sentence of Section 5.4 is amended and restated as follows:

“The Company acknowledges that under Rule 144 as currently in effect that, for purposes of determining the holding period under Rule 144 for any Underlying Shares issued upon conversion, exercise or exchange of any Securities, the holding period of such Underlying Shares may be tacked to the holding period of the Securities so converted, exchanged or exercised, so long as such Underlying Shares are or were acquired from the Company solely in exchange for such Securities.”

(xx)	Section 6.4 is amended by adding a new sentence to the end of such sentence that read as follows:

“Notwithstanding anything contained in this Section 6.4 to the contrary, Purchasers acknowledge and agree that the registration rights set forth herein shall not apply to any offerings effectuated through a takedown from the Company’s existing shelf registration statement.”

(xxi)

Section 6.6 is hereby amended by limiting the Company’s obligations set forth in this Section to using best efforts to the extent such limitation is necessary in order to avoid derivative liability accounting for the Warrants.”

(xxii)

For the sake of clarity, the Parties acknowledge and agree that under no circumstances is the Company obligated to pay Purchasers any Liquidated Damages. Accordingly, Section 7.17 is amended by replacing “24%” with “0%.”

[Signature Pages Follow]

IN WITNESS WHEREOF, as of the date first written above, the Parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Bradley Timon
Name:	Bradley Timon
Title:	Chief Financial Officer

[Purchaser Signature Page(s) Follow]

[Company Signature Page]

PURCHASERS:

1. Signature:

GEMINI MASTER FUND, LTD.

By: GEMINI STRATEGIES LLC, INC., as

investment manager

By:	/s/ Steven Winters
Name:	Steven Winters
Title:	President

2. Subscription Amount:

$1,100,000

3. Maximum Ownership Percentage:

9.9%

4. Address for Notices:
With a copy to, if any:
c/o Gemini Strategies LLC, Inc. 619 South Vulcan, Suite 203 Encinitas, CA 92024 Attn: Steven Winters Fax: (760) 697-1119 Email: steve@geministrategies.com	Peter J. Weisman, P.C. 2 Rector St., 3rd Floor New York, NY 10006 Email: pweisman@pweisman.com

[Purchaser Signature Page]

1. Signature:

BRIO CAPITAL MASTER FUND, LTD.

By:	/s/ Shaye Hirsch
Name:	Shaye Hirsch
Title:	Director

5. Subscription Amount:

$400,000

6. Maximum Ownership Percentage:

9.9%

7. Address for Notices:
With a copy to, if any:
c/o Brio Capital Management, LLC 100 Merrick Road, Suite 401W Rockville Center, NY 11570 Attn: Shaye Hirsh Fax: (646) 390-2158 Email: shaye@briocapital.com	Peter J. Weisman, P.C. 2 Rector St., 3rd Floor New York, NY 10006 Email: pweisman@pweisman.com

[Purchaser Signature Page]

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